SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                  March 24, 1999


                               CINTAS CORPORATION
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             (Exact name of registrant as specified in its charter)

         Washington                    0-11399                  31-1188630
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(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)



6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio              45262-5737
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      (Address of principal executive offices)                         Zip Code


Registrant's telephone number, including area code  (513) 459-1200


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         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

     As discussed in the attached press release, on March 24, 1999, Cintas Corporation announced that it had completed the merger with Unitog Company. Unitog is a leading provider of high quality uniform rental services to a variety of industries and sells custom-designed uniforms primarily to national companies in connection with their corporate image programs. Unitog manufactures substantially all of the uniforms it rents or sells.

     The merger was approved by Unitog's shareholders on March 24, 1999. In the transaction a wholly-owned subsidiary of Cintas was merged with and into Unitog, with the result that Unitog became a wholly-owned subsidiary of a subsidiary of Cintas, and each of Unitog's outstanding 9,478,998 shares of Common Stock (less shares owned by Cintas and any subsidiary of Cintas) was converted into the right to receive .5518 share of Cintas Common Stock. Cintas issued 5,072,124 shares of Cintas Common Stock for an aggregate value (as of March 24, 1999) of approximately $346,000,000. In addition, Cintas assumed options to issue an additional 191,627 shares of Cintas Common Stock. The transaction has been accounted for as a pooling of interests.

     The amount of consideration paid was determined by arms-length negotiations between Cintas and Unitog. There was no prior material relationship between Unitog and Cintas or any of Cintas' affiliates, directors or officers, or any associate of such directors or officers. Cintas intends to continue to devote the assets acquired to Unitog's existing business.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) and (b) The financial statements required under Regulation S-X will be filed prior to June 7, 1999.

         (c)   Exhibits.

               2.1 Agreement and Plan of Merger dated January 9, 1999 by and among Cintas Corporation, Cintas Image Acquisition Company and Unitog Company (incorporated by reference to the Current Report on Form 8-K dated January 9, 1999 filed by Unitog Company)

               2.2 Amendment Number 1 to Agreement and Plan of Merger dated March 23, 1999 (filed herewith)

               99.1 Press Release dated March 24, 1999 (filed herewith)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CINTAS CORPORATION.



Date: April 7, 1999                     By:    /s/William C. Gale
                                           ---------------------------------
                                           William C. Gale, Vice President -
                                           Finance and Chief Financial Officer